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Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-128742) of Mittal Steel Company N.V. (formerly Ispat International N.V.) and related Prospectus and in the Registration Statement (Form S-8 No. 333-107102) pertaining to the Ispat International N.V. Global Stock Option Plan, of our report dated February 9, 2005, with respect to the consolidated balance sheet of Mittal Steel Holdings N.V. (formerly LNM Holdings N.V.) and subsidiaries as of December 31, 2004, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the two years in the period then ended, included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Rotterdam, The Netherlands
March 15, 2006

/s/ Ernst & Young Accountants

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Consent of Independent Registered Public Accounting Firm